As filed with the Securities and Exchange Commission on July 26, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BLACKHAWK NETWORK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	43-2099257

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification number)
6220 Stoneridge Mall Road
Pleasanton, CA 94588

(Address of Principal Executive Offices)(Zip Code)

2013 Equity Incentive Award Plan
(Full title of the plan)

Kirsten E. Richesson
Secretary and General Counsel
Blackhawk Network Holdings, Inc.
6220 Stoneridge Mall Road
Pleasanton, CA 94588
Telephone: (925) 226-9990
(Name, Telephone number, including area code, of agent for service)

With copies to:
Deborah Thoren-Peden, Esq.
Brian M. Wong, Esq.
Pillsbury Winthrop Shaw Pittman LLP
Four Embarcadero Center, 22nd Floor
San Francisco, CA 94111-5998
Telephone: (415) 983-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)(3)
Common stock, par value $0.001 per share	2,000,000	$43.7255	$87,451,000	$10,135.58

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”), issuable under the 2013 Equity Incentive Award Plan, as amended (the “2013 Plan”), by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of the Registrant’s Common Stock.

(2)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock as quoted on the Nasdaq Global Select Market on July 19, 2017.

(3)	Rounded up to the nearest cent.
Proposed sales to take place as soon after the effective date of the Registration Statement as awards under the plan are granted and/or exercised.

EXPLANATORY NOTE
This Registration Statement on Form S-8 of Blackhawk Network Holdings, Inc., a Delaware corporation (the “Registrant”), registers additional securities of the same class as other securities for which a previously filed Registration Statement on Form S-8 relating to the 2013 Plan is effective. Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference the Registration Statement on Form S-8 filed by the Registrant on May 8, 2013 (File No. 333-188456) and the Registration Statement on Form S-8 filed by the Registrant on June 30, 2015 (File No. 333-205350) and hereby deems the contents of those Registration Statements to be a part of this Registration Statement, except as otherwise updated or modified herein.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The information incorporated by reference herein is considered to be part of this Registration Statement, and later information filed with the Commission will update and supersede this information. The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)
The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-35882), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 16, 2013, as amended on May 13, 2015, and including any amendments or reports filed for the purpose of updating such description;

(b)
The Annual Report on Form 10-K for the year ended December 31, 2016, filed by the Registrant with the Commission on February 27, 2017, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statement has been filed;

(c)
The Quarterly Report on Form 10-Q for the quarterly period ended March 25, 2017, filed by the Registrant with the Commission on May 2, 2017; and the Quarterly Report on Form 10-Q for the quarterly period ended June 17, 2017, filed by the Registrant with the Commission on July 26, 2017; and

(d)	The Current Reports on Form 8-K filed by the Registrant with the Commission on February 17, 2017, March 20, 2017, April 18, 2017, April 27, 2017, May 22, 2017, and June 9, 2017.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold hereunder shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 8.    Exhibits.
The Exhibits listed on the accompanying Exhibit Index are filed as a part of, and incorporated by reference into, this Registration Statement.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 26th day of July, 2017.

BLACKHAWK NETWORK HOLDINGS, INC.

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	Chief Financial Officer and Chief Administrative Officer

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jerry Ulrich and Talbott Roche, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

[SIGNATURES ON THE NEXT PAGE]

Signature	Title	Date

/s/ Talbott Roche
Talbott Roche	President, Chief Executive Officer and Director (Principal Executive Officer)	July 26, 2017

/s/ Jerry Ulrich
Jerry Ulrich	Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)	July 26, 2017

/s/ Joan B. Lockie
Joan B. Lockie	Chief Accounting Officer (Principal Accounting Officer)	July 26, 2017

/s/ William Y. Tauscher
William Y. Tauscher	Chairman of the Board and Executive Chairman	July 26, 2017

/s/ Anil D. Aggarwal
Anil D. Aggarwal	Director	July 26, 2017

/s/ Richard H. Bard
Richard H. Bard	Director	July 26, 2017

/s/ Thomas Barnds
Thomas Barnds	Director	July 26, 2017

/s/ Steven A. Burd
Steven A. Burd	Director	July 26, 2017

/s/ Robert L. Edwards
Robert L. Edwards	Director	July 26, 2017

/s/ Jeffrey H. Fox
Jeffrey H. Fox	Director	July 26, 2017

/s/ Mohan S. Gyani
Mohan S. Gyani	Director	July 26, 2017

/s/ Paul Hazen
Paul Hazen	Director	July 26, 2017

/s/ Robert B. Henske
Robert B. Henske	Director	July 26, 2017

/s/ Arun Sarin
Arun Sarin	Director	July 26, 2017

/s/ Jane J. Thompson
Jane J. Thompson	Director	July 26, 2017

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding legality of securities to be offered.
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
24.1	Power of attorney (included in the signature page to this Registration Statement).
99.1*	2013 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-8, filed by Registrant with the Commission on May 8, 2013).
99.2*
First amendment to the 2013 Equity Incentive Award Plan (incorporated by reference to Annex B to the Definitive Proxy Statement on Schedule 14A, filed by Registrant with the Commission on April 8, 2015).

99.3*
Second amendment to the 2013 Equity Incentive Award Plan (incorporated by reference to Annex A to the Definitive Proxy Statement on Schedule 14A, filed by Registrant with the Commission on April 20, 2017).

99.4*
Form of Stock Option Agreement for the 2013 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q, filed by Registrant with the Commission on May 14, 2013).

99.5*
Form of Restricted Stock Unit Agreement for the 2013 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.8 to the Quarterly Report on Form 10-Q, filed by Registrant with the Commission on May 14, 2013).

99.6*
Form of Restricted Stock Award Agreement for the 2013 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.9 to the Quarterly Report on Form 10-Q, filed by Registrant with the Commission on May 14, 2013).

99.7*
Form of Stock Appreciation Rights Agreement for the 2013 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.10 to the Quarterly Report on Form 10-Q, filed by Registrant with the Commission on May 14, 2013).

99.8*
Form of 2014 Performance Share Award Agreement for 2013 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q, filed by the Registrant with the Commission on April 30, 2014).

99.9*
Form of 2015 Performance Share Award Agreement for 2013 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q, filed by the Registrant with the Commission on May 5, 2015).

99.10*
Form of 2016 Performance Share Award Grant Notice and Form of 2016 Performance Share Award Agreement for 2013 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by the Registrant with the Commission on December 9, 2016).

99.11*
Form of 2017 Performance Share Award Grant Notice and Form of 2017 Performance Share Award Agreement for 2013 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by the Registrant with the Commission on February 17, 2017).

99.12*
Non-Employee Director Compensation Program (Effective as of January 3, 2016) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by the Registrant with the Commission on February 25, 2016).

99.13*
Non-Employee Director Compensation Program (Effective as of January 1, 2017) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by the Registrant with the Commission on February 17, 2017).

99.14*
Form of Stock Option Grant Notice and Agreement for the 2013 Equity Incentive Award Plan (RDD version) (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q, filed by Registrant with the Commission on October 14, 2014).

99.15*
Form of Restricted Stock Unit Award Grant Notice and Agreement for the 2013 Equity Incentive Award Plan (RDD version) (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q, filed by Registrant with the Commission on October 14, 2014).

*Incorporated by reference